UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014 (September 15, 2014)

Nxt-ID, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54960	46-0678374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Reservoir Corporate Centre 4 Research Drive, Suite 402 Shelton, CT		06484
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 242-3076

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 15, 2014, NXt-ID, Inc. (the “Company”) closed its previously-announced underwritten public offering of its common stock and warrants. The Company offered 2,127,273 shares of common stock and 2,127,273 warrants to purchase shares of common stock at a combined price to the public of $2.75 per share and related warrant, and received gross proceeds from the offering, before deducting the underwriting discount and estimated offering expenses payable by the Company, of approximately $5,850,000. Northland Capital Markets and The Benchmark Company acted as Co-Book-Running Managers, and Newport Coast Securities Inc. acted as co-manager for the offering. A copy of the press release announcing the closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

99.1 Press Release of Nxt-ID, Inc., dated September 17, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2014	NXT-ID, INC.

	By:	/s/ Gino Pereira
Name: Gino Pereira
Title: Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Nxt-ID, Inc., dated September 17, 2014

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